UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

565 East Swedesford Road, Suite 200, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2007, the board of directors of Escalon Medical Corp. (the "Company") adopted amendments to certain provisions of Articles 26, 27 and 28 of the Company's Bylaws and amended the Company's Articles of Incorporation to insert new Article 15 (the "Amendments"). The purpose of the Amendments is to enable the Company to satisfy the NASDAQ listing requirement that securities of the Company listed on NASDAQ be eligible for a direct registration program by January 1, 2008. The Amendments were adopted to permit the issuance and transfer of the Company's common stock by the use of physical stock certificates or by other means not involving any issuance of physical stock certificates.

The Articles of Amendment and the Amendments to the Bylaws, which are attached to this Current Report as Exhibits 3.1 and 3.2, respectively, are incorporated into this Item 5.03 by reference. The description of the Amendments are qualified in it entirety by reference to Exhibits 3.1 and 3.2. The Amendment of the Articles of Incorporation was effective as of December 3, 2007.

As of the date hereof, the Company has not made any determination whether or not to participate in a direct registration program for its common stock.

Item 9.01 Financial Statements and Exhibits.

3.1 Articles of Amendment of the Company effective December 3, 2007.

3.2. Amendments to the Bylaws of the Company adopted November 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

December 5, 2007	By:	/s/ Richard J. DePiano, Jr.

Name: Richard J. DePiano, Jr.
Title: COO & General Counsel

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Exhibit Index

Exhibit No.	Description

1	Articles of Amendment
3	Amendment to Bylaws